Exhibit 10.1

COOPERATION AGREEMENT
Agreement dated as of April 8, 2020 (this “Agreement”), among KVH Industries, Inc., a Delaware corporation (the “Company”), Vintage Capital Management, LLC, a Delaware limited liability company (“Vintage Capital”), and Kahn Capital Management, LLC, a Delaware limited liability company (“Kahn Capital” and together with Vintage Capital, the “Investors”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in paragraph 9 below.
RECITALS
1.The Board of Directors of the Company (the “Board”) and the Nominating and Governance Committee thereof have considered the qualifications of Robert Tavares (the “New Director”) and determined that Mr. Tavares satisfies the Board’s criteria for the selection of directors and otherwise should be elected to the Board.

2.The Company and the Investors have agreed that it is in their mutual interest to enter into this Agreement.

NOW, THEREFORE, the parties agree as follows:
1.New Director.

(a)Effective as of 5:00 p.m. Eastern Time on the date of this Agreement, the Board shall (i) increase the number of members of the Board by one (1) director, resulting in one vacancy on the Board and (ii) appoint the New Director (as defined below) to the Board to fill such vacancy as a Class II director with a term ending on the date of the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”).

(b)Contingent upon the occurrence of the actions set forth in paragraph 1(a) above, each Investor, on behalf of itself and its Affiliates, hereby irrevocably withdraws the nomination of Robert Tavares and Sharon Leite notified by or on behalf of it to the Company in connection with the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) and any related materials or notices submitted to the Company in connection therewith or related thereto, and agrees not to nominate any new nominee for election at the 2020 Annual Meeting in substitution for Robert Tavares or Sharon Leite. Each Investor, on behalf of itself and its Affiliates, shall, and shall cause its representatives to, immediately cease all solicitation efforts in connection with the 2020 Annual Meeting. Each Investor agrees, on behalf of itself and its Affiliates, not to, and to cause its representatives not to, file with the SEC, or mail or otherwise deliver to the Company’s stockholders, any preliminary or definitive proxy statement or proxy card in respect of the 2020 Annual Meeting.

2.New Director Agreements, Arrangements and Understandings. Each of the Investors agrees that neither it nor any of its Affiliates (a) will pay any compensation to the New Director (including any Replacement Director contemplated by Section 3) regarding his or her service on the Board or any committee thereof or (b) has or will have any agreement, arrangement or understanding, written or oral, with the New Director (including any Replacement Director contemplated by Section 3) regarding his or her service on the Board or any committee thereof (including without limitation pursuant to which such person will be compensated for his service as a director on, or nominee for election to, the Board or any committee thereof).

3.Replacement New Director. If the New Director resigns, refuses, or is unable to serve as a director at any time prior to the 2022 Annual Meeting, the Investors may recommend a substitute individual in accordance with this paragraph 3 who is Independent and is reasonably acceptable to the Board for its approval (the “Replacement Director”), such approval not to be unreasonably withheld, provided that if such approval is not provided, then the Investors shall continue to have the right to make such selections until a candidate selected thereby is so approved. Such replacement for the New Director shall be appointed to the Board to serve the unexpired term of the departed New Director, and shall be considered the New Director for all purposes of this Agreement

4.Voting of Investors’ Shares. During the Restricted Period, at each annual or special meeting of the stockholders of the Company, the Investors will cause to be present for quorum purposes and vote or cause to be voted all common stock of the Company, par value $0.01 per share (“Common Stock”), beneficially owned by them or their controlling or controlled Affiliates and which they or such controlling or controlled Affiliates are entitled to vote on the record date for such meeting in favor of (i) the election of each of the Board’s nominees and (ii) otherwise in accordance with the Board’s recommendation on any proposal that does not call for voting on the approval or adoption of an Extraordinary Transaction or agreement or plan relating thereto.

5.Company Policies. The parties hereto acknowledge that the New Director, upon appointment to the Board, will serve as a member of the Board and will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the Company as are applicable to all other directors of the Company (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all independent directors of the Company. The Company represents and warrants that all Company Policies currently in effect are publicly available on the Company’s website or described in its proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2019 or have otherwise been provided to the Investors, and such Company Policies will not be amended prior to the election of the New Director other than as may be required to implement this Agreement or as required by law, regulation or the rules of any applicable national securities exchange.

6.Standstill. From the date of this Agreement until the date that is thirty (30) days prior to the last date on which stockholders may nominate individuals for election to the Board at the 2021 Annual Meeting (such period, the “Restricted Period”), except to the extent expressly permitted by this paragraph 6, the Investors will not, and will cause their respective controlled and controlling Affiliates and their respective principals, directors, general partners, officers, employees, and agents and representatives acting on their behalf (collectively, the “Restricted Persons”) not to, directly or indirectly, absent prior express written invitation or authorization by the Company or the Board:

(a)engage in any “solicitation” (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents (including any “withhold,” “vote no” or similar campaign);

(b)knowingly encourage, advise or influence any other Person or knowingly assist any Person in so encouraging, advising or influencing any Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum, whether binding or non-binding (including any “withhold,” “vote no” or similar campaign) (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(c)form or join any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act with respect to any Voting Securities, other than solely with other Affiliates of the Investors with respect to Voting Securities now or hereafter owned by them;

(d)(i) acquire, or offer, seek or agree to acquire, by purchase, tender or exchange offer, through swap or hedging transactions or otherwise, or direct any Third Party in the acquisition of, ownership (beneficial or otherwise) of, or economic exposure (through cash-settled swaps or otherwise) to, any Voting Securities or rights or options to acquire such ownership or economic exposure (including voting rights decoupled from the underlying Voting Securities) but only if such acquisition or transaction would result in the Investors, together with all of their respective controlling or controlled Affiliates, having, in the aggregate, ownership (beneficial or otherwise) of, or economic exposure (through cash-settled swaps or otherwise) to, more than 10% of the shares of outstanding Common Stock; or (ii) acquire, cause to be acquired, or offer, seek or agree to acquire, whether by purchase or otherwise, any interest in any indebtedness of the Company;

(e)sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Common Stock held by the Investors or their Affiliates to any Third Party;

(f)(i) effect or seek to effect, offer or propose to effect, make or in any way participate in or knowingly assist, facilitate, advise or encourage any other Person to effect or seek, offer or propose to effect or participate in, directly or indirectly, any tender offer, exchange offer, merger, consolidation, acquisition, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction or action involving the Company or any of its subsidiaries or its or their securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Investors from tendering or voting shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as is available to other stockholders of the Company); (ii) make, or knowingly assist, facilitate, advise or encourage any other Person to make, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board regarding any Extraordinary Transaction; or (iii) make any public recommendation or other public statement with respect to an Extraordinary Transaction;

(g) (i) grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual or special meeting of the stockholders of the Company or as otherwise permitted by Section 4 or (ii) enter into a voting trust, arrangement or agreement or deposit or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Affiliates of the Investors, with respect to Voting Securities now or hereafter owned by them;

(h) (i) seek or encourage, alone or in concert with others, election or appointment to, or representation on, the Board or nominate, give notice of an intent to nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, (ii) seek or encourage, alone or in concert with others, the removal of any member of the Board, (iii) conduct a referendum of stockholders (including any “withhold,” “vote no” or similar campaign), (iv) request, or initiate, encourage or participate in any request to call, a special meeting of the Company’s stockholders, (v) seek, alone or in concert with others, to amend any provision of the Company’s certificate of incorporation, bylaws or other governing documents of the Company (each as may be amended from time to time) or (vi) take any action similar to the foregoing with respect to any subsidiary of the Company;

(i)make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(j)make any request for stock list materials or other books and records of the Company under Section 220 of the Delaware General Corporation Law or other statutory or regulatory provisions providing for stockholder access to books and records;

(k)except as set forth herein, make any public proposal with respect to (i) any change in the number or term of directors or the filling of any vacancies on the Board, (ii) any material change in the capitalization or dividend policy of the Company, (iii) any other material change in the Company’s management, business or corporate structure, (iv) any waiver, amendment or modification to the Company’s Certificate of Incorporation or Bylaws, (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (vi) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(l)make or cause to be made any statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other Persons, that disparages, defames, slanders, impugns, casts in a negative light or could damage the reputation of, the Company or any of its Affiliates, subsidiaries or advisors, or any of its or their respective current or former officers, directors or employees (including, without limitation, any statements or announcements regarding the Company’s strategy, operations, performance, products or services); provided, that, the foregoing clause (l) shall not restrict the ability of any Person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or to enforce such Person’s rights hereunder;

(m)institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this paragraph 6; provided, however, that for the avoidance of doubt the foregoing shall not prevent any Restricted Person from (i) bringing litigation to enforce the provisions of this Agreement, (ii) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or any of its current or former directors or officers against a Restricted Person, (iii) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, or (iv) exercising statutory appraisal rights; provided, further, that (A) the foregoing shall also not prevent the Restricted Persons from responding to or complying with a validly issued legal process and (B) in the event any Restricted Person receives such legal process, such Restricted Person shall give prompt written notice of such legal process to the Company (except where such notice would be legally prohibited or not practicable);
(n)enter into any negotiations, agreements or understandings with any Third Party to take, or encourage, advise or assist any Third Party with respect to the taking of, any action that the Investors are prohibited from taking pursuant to this paragraph 6; or

(o)make any request or submit any proposal, directly or indirectly, to amend or waive the terms of this Agreement, in each case, which would reasonably be expected to result in or require a public announcement of such request or proposal;

provided, that (A) the restrictions set forth in clause (h) of this paragraph 6 shall continue in effect until the date that is thirty (30) days prior to the last date on which stockholders may nominate individuals for election to the Board at the Company’s 2022 annual meeting of stockholders and (B) this paragraph 6 shall not apply following the material breach of this Agreement by the Company (including its failure to appoint a New Director or, to the extent required by this Agreement, a Replacement Director to the Board), upon five (5) business days’ written notice by the Investors to the Company if such breach has not been cured within such notice period, provided that none of the Investors are in material breach of this Agreement at the time such notice is given or during the notice period.

Nothing contained in this paragraph 6 shall prevent interactions by the Restricted Persons with, or recommendations by the Restricted Persons to, the Board, any committee thereof or management of the Company so long as such interactions and recommendations do not require, pursuant to applicable law, the Company or the Restricted Persons to make a public disclosure with respect thereto.

7.Press Release; SEC Filings. No later than 9:00 a.m. Eastern Time on April 9, 2020, the Company shall issue a press release in a form to be mutually agreed by the parties (the “Press Release”) and no party shall make any statement inconsistent with the Press Release in connection with the announcement of this Agreement, except as required by law or the rules of any stock exchange (in each case as long as the requirement to make such disclosure does not arise from the disclosing party’s breach of this Agreement) or with the prior written consent of the other party. Additionally, promptly following the execution and delivery of this Agreement (but in no case prior to the filing or other public release by the Company of the Press Release), the Company will file a Current Report on Form 8-K, which will report the entry into this Agreement. The Investors shall promptly, but in no case prior to the date of the filing or other public release by the Company of the Press Release, prepare and file an amendment to the Schedule 13D with respect to the Company originally filed by the Investors with the SEC on February 5, 2020 (the “Schedule 13D”) reporting the entry into this Agreement, the withdrawal of its notice of nomination and amending applicable items to conform to its obligations hereunder. The amendment to the Schedule 13D and the Form 8-K shall each be consistent with the Press Release and the terms of this Agreement, and shall be in form and substance reasonably acceptable to the Company and the Investors.

8.Non-Disparagement. During the Restricted Period, the Company shall refrain from making, and shall cause its Affiliates and their respective principals, directors, members, general partners, officers and employees not to make or cause to be made any statement or announcement including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other Persons, that disparages, defames, slanders, impugns, casts in a negative light or could damage the reputation of, the Investors and their Affiliates and the Investors’ and their Affiliates’ advisors, their respective employees or any Person who has served as an employee of the Investors or this Affiliates and the Investors’ and their Affiliates’ advisors. The foregoing shall not restrict the ability of any Person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or to enforce such Person’s rights hereunder.

9.Defined Terms. As used in this Agreement, the term (a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become Affiliates of any Person subsequent to the date of this Agreement; (b) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rules 13d-3 and 13d-5(b)(l) promulgated under the Exchange Act; (c) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed; (d) “Independent” means that a Person (x) (i) shall not be a current or former employee, director, general partner, manager, consultant or other agent of an Investor or of any Affiliate of an Investor, (ii) shall not be a limited partner, member or other investor in any Investor or any Affiliate of an Investor and (iii) shall not have, and shall not have had, any agreement, arrangement or understanding, written or oral, with any Investor or any Affiliate of an Investor regarding such Person’s service on the Board other than a nomination agreement entered into prior to the date hereof that has been disclosed to the Company prior to the date hereof, and (y) shall be an Independent director of the Company under the Company’s independence guidelines, applicable law and the rules and regulations of the SEC and the Nasdaq Stock Market; (e) “Person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (f) “Third Party” means any Person that is not a party to this Agreement or an Affiliate thereof, a member of the Board, a director or officer of the Company, or legal counsel to any party to this Agreement; and (g) “Voting Securities” shall mean the shares of Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies.

10.Investors’ Representations and Warranties. Each of the Investors represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such Investor, enforceable against it in accordance with its terms; (b) neither it nor any of its Affiliates has, or will during the Restricted Period have, any agreement, arrangement or understanding, written or oral, with the New Director or other member of the Board, including pursuant to which such individual has been or will be compensated for his or her service on the Board; (c) as of the date of this Agreement, (i) the Investors, together with all of their respective Affiliates, collectively beneficially own 1,700,000 shares of the outstanding Common Stock and (ii) except as previously disclosed in writing to the Company prior to the execution of this Agreement, none of the Investors nor any of their respective Affiliates, is a party to any swap or hedging transactions or other derivative agreements of any nature with respect to the Voting Securities; and (d) this Agreement does not and will not violate any law, any order of any court or other agency of government, any organizational documents of any Investor, as applicable, each as may be amended from time to time, or any provision of any agreement or other instrument to which the Investors or any of their properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

11.Company Representations and Warranties. The Company represents and warrants that this Agreement (a) has been duly authorized, executed and delivered by it and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (b) does not require the approval of the stockholders of the Company; and (c) does not and will not violate any law, any order of any court or other agency of government, the Company’s Certificate of Incorporation or Bylaws, each as may be amended from time to time, or any provision of any agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

12.Specific Performance. The Company and each of the Investors each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to seek injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

13.Entire Agreement; Successors and Assigns; Amendment and Waiver. This Agreement (including its exhibits) constitutes the only agreement between the Investors and the Company with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

14.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

15.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the Investors and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 17 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

16.Parties in Interest. This Agreement is solely for the benefit of the parties and is not enforceable by any other Person.

17.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company:
KVH Industries
50 Enterprise Center
Middletown, RI 02842

Attention:	Felise Feingold

Email:	ffeingold@kvh.com

with copies (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022

Attention:	Michael P. Brueck, P.C.
Shaun J. Mathew, P.C.

Email:	michael.brueck@kirkland.com
shaun.mathew@kirkland.com

If to the Investors:
Vintage Capital Management, LLC
4705 S. Apopka Vineland Road, Suite 206
Orlando, FL 32819

Attention:	Brian R. Kahn

Fax No.:	(208) 728-8007

Email:	bkahn@vincap.com

with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

Attention:	Russell L. Leaf | Jared N. Fertman

Fax No.:	(212) 728-9593 | (212) 728-9670

Email:	rleaf@willkie.com | jfertman@willkie.com

At any time, any party may, by notice given in accordance with this paragraph to the other party, provide updated information for notices hereunder.
18.Securities Laws. Each Investor acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws may prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

19.Interpretation. Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

20.Affiliates. Each Investor agrees (a) to cause its Affiliates and representatives (acting in the capacity as such) to comply with the terms of this Agreement and (b) that it shall be responsible for any breach of this Agreement by any such Affiliate or representative. A breach of this Agreement by an Affiliate or representative of any Investor, if such Affiliate or representative is not a party hereto, shall be deemed to occur if such Affiliate or representative (acting in the capacity as such) engages in conduct that would constitute a breach of this Agreement if such Affiliate or representative were a party hereto to the same extent as the Investors.

21.Counterparts. This Agreement may be executed by the parties in separate counterparts (including by fax, jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,
KVH INDUSTRIES, INC.
By: /s/ Martin Kits van Heyningen Name: Martin Kits van Heyningen Title: President and Chief Executive Officer

Accepted and agreed to as of the date first written above:

VINTAGE CAPITAL MANAGEMENT, LLC
By: /s/ Brian R. Kahn Name: Brian R. Kahn Title: Manager

KAHN CAPITAL MANAGEMENT, LLC
By: /s/ Brian R. Kahn Name: Brian R. Kahn Title: Manager

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